Exhibit 2.16

EXCO HOLDING (PA), INC.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

June 16, 2011

BG US Production Company, LLC

5444 Westheimer, Suite 1200

Houston, Texas 77056

Attention: Jon Harris, Asset General Manager

EXCO Resources (PA), LLC

3000 Ericsson Dr., Suite 200

Warrendale, Pennsylvania 15086

Attention: President and General Manager

RE:        Seventh Amendment to the Membership Interest Transfer Agreement (this “Seventh Amendment”)

Dear Sirs:

Reference is made in this Seventh Amendment to (a) that certain Membership Interest Transfer Agreement by and between EXCO Holding (PA), Inc. (“EXCO”) and BG US Production Company, LLC (“BG”), dated as of May 9, 2010 (as it may have been amended from time to time, the “MITA”) and (b) that certain Joint Development Agreement, by and between BG Production Company (PA), LLC (“BGPA”), BG Production Company (WV), LLC (“BGWV”), EXCO Production Company (PA), LLC (“EXCOPA”), EXCO Production Company (WV), LLC (“EXCOWV”), and EXCO Resources (PA), LLC (“Operator”) and, together with the foregoing, the “JDA Parties”), dated as of June 1, 2010 (as it may have been amended from time to time, the “JDA”). Capitalized terms used in this Seventh Amendment but not otherwise defined in this letter agreement shall have the meaning given to such terms in the MITA.

BG delivered Title Defect Notices to EXCO on June 30, 2010, October 8, 2010, November 8, 2010, November 24, 2010, November 30, 2010 and December 1, 2010 (collectively, the “Notices”) that identified certain Title Defects which BG claimed affected the Assets (the “Alleged Title Defects”). On January 31, 2011, EXCO responded to the Notices and notified BG that (i) EXCO acknowledged that certain of the Alleged Title Defects did constitute Title Defects under the MITA, (ii) EXCO had already cured or was in the process of curing, several of the Alleged Title Defects, and (iii) EXCO did not believe that certain of the Alleged Title Defects constituted Title Defects under the MITA (the “Response”).

BG and EXCO have subsequently discussed the Alleged Title Defects, the Notices and the Response. The Parties now desire to document the treatment of certain of the Alleged Title Defects.

In consideration of the mutual promises contained herein and in the MITA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EXCO and BG hereby agree as follows:

1.    With regard to Alleged Title Defects numbered 48 through 54 in the Notices, the Parties have agreed that EXCOPA shall use commercially reasonable efforts to attempt to obtain (a) from the Woolridges, a lease ratification that includes a five (5) year primary term, and (b) from the Pennsylvania Game Commission, a Cooperative Agreement that acknowledges the Woolridge lease, in each case in a form reasonably acceptable to BG (the “paragraph 1 curative instruments”). EXCO shall have until September 26, 2011 to obtain the paragraph 1 curative instruments (such expiration date being the “Goddard Lease Cure Deadline”). If EXCOPA is able to obtain the paragraph 1 curative instruments before the Goddard Lease Cure Deadline, said Alleged Title Defects shall be deemed cured for all purposes under Article 11 of the MITA. If EXCOPA is unable to obtain the paragraph 1 curative instruments by the Goddard Lease Cure Deadline, then Alleged Title Defects 48 through 54 shall be deemed Title Defects for purposes of Article 11 of the MITA and the aggregate Title Defect Amount of $2,923,382 shall be paid by EXCO to BG within 5 Business Days after the Goddard Lease Cure Deadline.

2.    With regard to Alleged Title Defect number 75 in the Notices, EXCO shall have until 5:00 p.m., Dallas time, on July 15, 2011, to obtain an unconditional surrender of all right, title and interest of Eastern American Energy Corporation/Energy Corporation of America and CONSOL Gas Company in that certain oil and gas lease agreement given and delivered by Dee G. Sutter et ux, as Lessor, to Columbia Carbon Company, as Lessee, dated the 9th day of January, 1961, covering 100.00 acres, more or less, located in Perry Township, Jefferson County, PA as recorded in the Records of Jefferson County, PA in Book 350 at page 854, from Eastern American Energy Corporation/Energy Corporation of America to Dannic Energy Corporation. If such surrender is not so provided to BG on or before such time, EXCO shall pay to BG the Title Defect Amount of $381,937.50 within 5 Business Days thereof.

3.    With regard to Alleged Title Defect number 308 of the Notices, it is agreed that EXCOPA took replacement leases with respect to 425.58 of the defected acres and EXCOPA will assign to BG and EXCO their 49.75% interest without further cost or charge to BG and in complete settlement of the Alleged Title Defect.

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Except as modified by this Seventh Amendment, the MITA remains in full force and effect. The terms of Sections 15.15 and 15.16 of the MITA are incorporated by reference as if set out in full herein. This Seventh Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

[Signature Page Follows]

If this Seventh Amendment correctly sets forth our understanding, please execute three copies of this Seventh Amendment, and return two originals to the undersigned at the address provided in the MITA.

Very truly yours,

EXCO HOLDING (PA), INC.

By:	/s/ William L. Boeing

Name:	William L. Boeing

Title:	Vice President and General Counsel

Agreed and accepted on June 16, 2011

BG US PRODUCTION COMPANY, LLC

By:

Name:

Title:

Agreed and accepted on June 16, 2011

EXCO RESOURCES (PA), LLC

By:	/s/ Joel S. Heiser

Name:	Joel S. Heiser

Title:	Vice President of Legal

If this Seventh Amendment correctly sets forth our understanding, please execute three copies of this Seventh Amendment, and return two originals to the undersigned at the address provided in the MITA.

Very truly yours,

EXCO HOLDING (PA), INC.

By:

Name:

Title:

Agreed and accepted on June 16, 2011

BG US PRODUCTION COMPANY, LLC

By:	/s/ Elizabeth Spomer

Name:	Elizabeth Spomer

Title:	President

Agreed and accepted on June 16, 2011

EXCO RESOURCES (PA), LLC

By:

Name:

Title:

cc:

BG North America, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Chris Migura

Morgan, Lewis & Bockius LLP

1000 Louisiana, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: William L. Boeing Vice President, General Counsel And Secretary

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

Attention: Stephen C. Szalkowski

EXCO Resources (PA), LLC

3000 Ericson Dr., Suite 200

Warrendale, Pennsylvania 15086

Attention: Vice President, Legal